Exhibit 99.1
NOTICE FOR OPTIONAL REDEMPTION
TO THE HOLDERS OF
4.500% SENIOR NOTES DUE 2022
OF
TYSON FOODS, INC.
CUSIP NUMBER 902494AT0
NOTICE IS HEREBY GIVEN, pursuant to the Supplemental Indenture (the “Supplemental Indenture”) dated as of dated as of June 13, 2012, by and between Tyson Foods, Inc. (the “Company”), and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A. (formerly The Chase Manhattan Bank, N.A.)) (the “Trustee”), which supplements that certain Indenture dated June 1, 1995 by and between Tyson Foods, Inc., as Issuer, and the Trustee (the “Original Indenture” and, together with the Supplemental Indenture, the “Indenture”), as follows:
(1)Pursuant to the Section 3.01(b) of the Supplemental Indenture and Section 3.2 of
the Original Indenture, the Company has opted to redeem on March 15, 2022 (the “Redemption Date”) 100% of the $1,000,000,000 principal amount of the Company’s 4.500% Senior Notes due 2022 (the “Notes”) at a redemption price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest thereon to the Redemption Date (the “Redemption Price”). The CUSIP number of the Notes is 902494AT0.
(2)Each Holder (as defined in the Indenture) should present the Notes to the Paying Agent at the following address of the Paying Agent in order to collect the Redemption Price to become due on the Redemption Date:
The Bank of New York Mellon Trust Company, N.A.
601 Travis Street, 16th Floor
Houston, Texas 77002
(3)On and after the Redemption Date, interest shall cease to accrue on the Notes.
(4)No representation is made by Tyson Foods, Inc. as to the correctness or accuracy of the “CUSIP” number, ISIN, or “Common Code”, if any, listed herein or printed on the Notes.
(5)Holders are encouraged to read the Indenture for more information with respect to the information contained herein.
TYSON FOODS, INC.
Dated: February 8, 2022